Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:13 PM 02/07/2017
FILED 04:13 PM 02/07/2017
SR 20170715509 – File Number 6309637

CERTIFICATE OF INCORPORATION

OF

BONNE SANTÉ GROUP, INC.

THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. Name. The name of the Corporation is Bonne Santé Group, Inc. (hereinafter, the “Corporation”).

2. Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is 16192 Coastal Highway, Lewes, Delaware 19958, County is Sussex. The name of its registered agent at such address is Harvard Business Services, Inc.

3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4. Authorized Capital.

4.1. Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock, $0.0001 par value per share (the “Common Stock”), and ten million (10,000,000) shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”).

4.2. Common Stock. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

4.3. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation or, to the extent permitted by the DGCL, any committee thereof established by resolution of the Board of Directors pursuant to the Bylaws prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

5. Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

6. Elections of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

7. Compromise or Arrangement. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under§279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

8. Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derives an improper personal benefit. If the DGCL is amended after the date this Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the foregoing provisions of this Section 8 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

9. Indemnification. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

10. Business Combinations with Interested Stockholders. The Corporation elects not to be governed by the terms and provisions of Section 203 of the DGCL, as the same may be amended, superseded, or replaced by a successor section, statute, or provision. No amendment to this Certificate of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this Section shall apply to or have any effect on any transaction with an interested stockholder occurring prior to such amendment or repeal.

11. Incorporator. The name and mailing address of the sole Incorporator of the Corporation is Andrea Schroepfer, c/o Bevilacqua PLLC, 1629 K Street, NW, Suite 300, Washington, DC 20006.

IN WITNESS WHEREOF, the undersigned, being the sole Incorporator hereinabove named, does hereby certify that the facts hereinabove stated are truly set forth and, accordingly, hereby executes this Certificate of Incorporation this 3rd day of February, 2017.

By:	/s/ Andrea Schroepfer
Andrea Schroepfer, Sole Incorporator

CERTIFICATE OF AMEDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BONNE SANTÉ GROUP, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Bonne Santé Group, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. This Certificate of Amendment of the Corporation’s Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 242(b)(1) of the DGCL, which provides that no meeting or vote of the stockholders shall be required to adopt an amendment to the certificate of incorporation that only effects changes of a corporation’s name.

2. The Certificate of Incorporation of the Corporation is hereby amended to reflect a change in the name of the Corporation by amending and restating Section 1 in its entirety as follows:

“1. Name. The name of the Corporation is Smart for Life, Inc. (the “Corporation”).”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed this 4th day of August, 2021.

By:	/s/ Ryan F. Zackon
Name:	Ryan F. Zackon
Title:	Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:07 PM 08/04/2021
FILED 03:07PM 08/04/2021
SR 20212890358 - File Number 6309637